Exhibit 99.1

FOR IMMEDIATE RELEASE

Hill International Announces Restatement Associated with Accounting for Foreign Currency
Translation Adjustments and Related Impact on Other Comprehensive Income

Philadelphia, PA — September 21, 2017 — Hill International (NYSE:HIL), the global leader in managing construction risk, today announced that the Board of Directors of the Company has determined that the Company will restate the Company’s previously issued financial statements for each of the years ended December 31, 2016, 2015 and 2014 and the quarters ended March 31, June 30, and September 30 in 2015 and 2016 included in the Company’s Annual Reports on Form 10-K and Quarterly Report on Form 10-Q for such periods and together with all three, six- and nine- month financial information contained therein and the Quarterly Report on Form 10-Q for the quarter ended March 31, 2017.  The decision to restate follows a determination that the Company’s previous accounting treatment of foreign currency translation adjustments related to intercompany balances (“Foreign Currency Adjustments”) was not appropriate.  As a result, all prior communications issued by the company as well as other prior statements made by or on behalf of the company relating to the periods under review for restatement (collectively, the “Non-Reliance Periods”) should not be relied upon.  The Company intends to file the restated annual and quarterly financial statements for the Non-Reliance Periods (the “Restated Filings”) as soon as practicable.

The Board’s decision to restate these financial statements is in connection with the Company’s on-going review of the accounting for the sale of the Company’s Construction Claims Group and other comprehensive income (loss), including the Foreign Currency Adjustments. The Company, with the assistance of outside financial consultants, is in the process of evaluating its historical and current practices with respect to accounting for Foreign Currency Adjustments in accordance with accounting principles generally accepted in the United States. In connection with this evaluation, the Company has determined that its previous accounting treatment for certain Foreign Currency Adjustments during the Non-Reliance Periods was not appropriate.

Although the Company continues its assessment of adjustments that may be required, the Company currently expects that these adjustments will result in aggregate (1) increases in selling, general & administrative expenses; (2) decreases in operating profit; (3) decreases in accumulative other comprehensive loss; and (4) decreases in retained earnings.  The preliminary overall net Foreign Currency Adjustment to previously reported results is expected to range between $25 million and $35 million across the Non-Reliance Periods. The Foreign Currency Adjustments result in pre-tax, non-cash financial statement corrections but are not currently expected to result in any significant change to stockholders’ equity.

The amounts above are unaudited estimates and are subject to change, possibly materially.  Additional information and disclosures associated with this restatement are contained in a Form 8-K to be filed today by the Company with the SEC, a copy of which will be available, free of charge, at www.sec.gov.

About Hill International

Hill International, with 3,300 professionals in more than 50 offices worldwide, provides program management, project management, construction management and other consulting services to clients in a variety of market sectors. Engineering News-Record magazine recently ranked Hill as the eighth largest construction management firm in the United States. For more information on Hill, please visit our website at www.hillintl.com.

Certain statements contained herein may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and it is our intent that any such statements be protected by the safe harbor created thereby. Except for historical information, the matters set forth herein including, but not limited to, any projections of revenues, earnings, profit improvement, cost savings or other financial items; any statements concerning our plans, strategies and objectives for future operations; and any statements regarding future economic conditions or performance, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties. Although we believe that the expectations, estimates and assumptions reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Important factors that could cause our actual results to differ materially from estimates or projections contained in our forward-looking statements are set forth in the Risk Factors section and elsewhere in the reports we have filed with the Securities and Exchange Commission, as well as the review of the Company’s accounting, accounting policies and internal control over financial reporting; the preparation of and the audit or review, as applicable, of Restated Filings; and the subsequent discovery of additional adjustments to the Company’s previously issued financial statements. We do not intend, and undertake no obligation, to update any forward-looking statement.

Hill International, Inc.

John Fanelli III

Executive Vice President and Chief Financial Officer

(215) 309-7906

johnfanelli@hillintl.com

The Equity Group Inc.

Devin Sullivan

Senior Vice President

(212) 836-9608

dsullivan@equityny.com